Exhibit 10.26
CONFIDENTIAL TREATMENT REQUESTED
COMMERCIAL CONTRACT MANUFACTURING AGREEMENT
Dated as of
February 5, 2010
By and Between
Alimera Sciences, Inc.
And
Alliance Medical Products, Inc.

CONFIDENTIAL TREATMENT REQUESTED
COMMERCIAL CONTRACT MANUFACTURING AGREEMENT
This COMMERCIAL CONTRACT MANUFACTURING AGREEMENT (this “AGREEMENT”), dated as of February 5, 2010 (the “EFFECTIVE DATE”), by and between Alimera Sciences, Inc., a Delaware corporation (“CUSTOMER”), with offices at 6120 Windward Parkway, Suite 290, Alpharetta, GA 30005 and Alliance Medical Products, Inc., (“AMP”), a California corporation, with offices at 9342 Jeronimo Rd., Irvine, CA 92688.
WITNESSETH:
WHEREAS, CUSTOMER has disclosed KNOW-HOW (as defined below) to AMP in order to enable AMP to MANUFACTURE PRODUCT(S) (as defined below) for CUSTOMER; and
WHEREAS, CUSTOMER desires AMP to MANUFACTURE PRODUCT(S) for CUSTOMER in accordance with the terms and conditions set forth in this AGREEMENT; and
WHEREAS, AMP has appropriate facilities and the ability to MANUFACTURE PRODUCT(S), and is willing to MANUFACTURE PRODUCT(S) for CUSTOMER, in accordance with the terms and conditions set forth in this AGREEMENT;
NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:
1.0 DEFINITIONS
The following terms as used in this AGREEMENT shall have the meanings set forth in this Section:
1.1	The term “AFFILIATE” means (1) any corporation or business entity fifty percent (50%) or more of the voting stock or voting equity interests of which are owned directly or indirectly by the applicable party; or (2) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock or voting equity interests of the applicable party; or (3) any corporation or business entity directly or indirectly controlling or under control of a corporation or business entity as described in (1) or (2), in each case, only for so long as such ownership or control continues to exist.

1.2	The term “AGENCY” means any applicable local, state or national regulatory authority in the United States and other applicable regulatory authorities outside the United States involved in granting approvals for the MANUFACTURING of PRODUCT(S).

1.3	The term “ANNUAL CHARGES” means the costs associated with the maintenance of the validations needed to MANUFACTURE the PRODUCT(S), as specified in ATTACHMENT 6.1.

1.4	The term “AMP EQUIPMENT” means all equipment and machinery owned by AMP and used directly or indirectly to MANUFACTURE PRODUCT(S). For the avoidance of doubt, AMP EQUIPMENT shall not include CUSTOMER EQUIPMENT.

1.5	The term “AMP INTELLECTUAL PROPERTY” shall have the meaning set forth in the definition of KNOW-HOW in the AGREEMENT.

1.6	The term “API” means the Active Pharmaceutical Ingredient, as supplied by the CUSTOMER for use in MANUFACTURING the PRODUCT(s).

1.7	The term “CALENDAR YEAR” means any period during the TERM commencing on January 1 and ending on December 31.

CONFIDENTIAL TREATMENT REQUESTED
1.8	The term “cGMPs” means all laws and regulations relating to the MANUFACTURING of PRODUCT(S), including but not limited to the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations and all applicable rules, regulations, orders and guidance published thereunder, the principles and guidelines of Good Manufacturing Practices for medicinal products for human consumption as defined within EC Directive 2003/94/EC and the associated EC Guide to Good Manufacturing Practice and any other applicable laws, guidelines and/or regulations, in each case, as amended. The term “cGMPs” shall not include any non-U.S. or non-CE Mark laws, guidelines and/or regulations unless agreed to by AMP or otherwise expressly stated in the immediately preceding sentence.

1.9	The term “CONFIDENTIALITY AGREEMENT” means the Mutual Confidentiality Agreement, dated as of August 22nd, 2008, by and between the parties hereto.

1.10	The term “CUSTOMER EQUIPMENT” means the equipment and machinery which is owned or leased by CUSTOMER and will be used by AMP for the sole purpose of enabling AMP to MANUFACTURE PRODUCT(S), and is described in ATTACHMENT 1.10, as such attachment may be modified from time to time by CUSTOMER and agreed to by AMP (such agreement not to be unreasonably withheld or delayed).

1.11	The term “CUSTOMER HOLD” means the storage of CUSTOMER owned AMP released PRODUCT(S) at the FACILITY, and in compliance with the storage conditions as defined in the MASTER BATCH RECORD. PRODUCT(S) will be held for a maximum of 45 days in CUSTOMER HOLD, pending release to DELIVER PRODUCT(S) by CUSTOMER. Should release not be received for a reason other than the failure of the PRODUCT(S) to meet the SPECIFICATIONS or failure of AMP to MANUFACTURE the PRODUCT(S) in accordance with cGMPs, the REGULATIONS or the QUALITY AGREEMENT, AMP will schedule shipment on behalf of CUSTOMER and DELIVER the PRODUCT to the single site designated by CUSTOMER in writing.

1.12	The term “DELIVERY/DELIVER/DELIVERED” means delivery of PRODUCT(S) to the single site designated by CUSTOMER in writing, EXWorks (INCOTERMS 2000), with trucking / transportation arranged by CUSTOMER from such single site to the customer delivery point.

1.13	The term “FACILITY” means AMP’s facility located at 9342 Jeronimo Rd., Irvine, CA 92618, or other location as mutually agreed to by both parties in writing.

1.14	The term “FDA” means the United States Food and Drug Administration and any successor AGENCY having substantially the same function.

1.15	The term “FEE” shall have the meaning set forth in Section 6.1 of the AGREEMENT.

1.16	The term “FIRM ORDER” means a binding commitment in writing, including a requested delivery date, made by CUSTOMER to purchase a specified amount of PRODUCT(S) MANUFACTURED by AMP.

1.17	The term “KNOW-HOW” means information, materials and data in any form, that CUSTOMER has determined to be necessary or helpful to MANUFACTURE PRODUCT(S), whenever and as disclosed to AMP, as the same may be modified from time to time by CUSTOMER in its sole discretion. Such KNOW-HOW shall not include any patents, trade secrets, formulae, processes or other intellectual property that is used by AMP in connection with the development and manufacturing services provided under this Agreement, but that (i) was not disclosed to AMP by or on behalf of CUSTOMER and (ii) was not an AMP WORK FOR HIRE (collectively, “AMP INTELLECTUAL PROPERTY”).

1.18	The term “MANUFACTURE / MANUFACTURING / MANUFACTURED” means all operations performed by or on behalf of AMP in the receipt of MATERIALS and the production (including, without limitation, sterilization), packaging, labeling, handling, warehousing, quality control testing and stability testing of PRODUCT(S).

CONFIDENTIAL TREATMENT REQUESTED
1.19	The term “MASTER BATCH RECORD” means the production batch record, developed by AMP from the KNOW-HOW and approved by CUSTOMER in writing for use in MANUFACTURING the PRODUCT(S). For purposes of clarity, the MASTER BATCH RECORD may contain AMP INTELLECTUAL PROPERTY.

1.20	The term “MATERIALS” means all raw materials, substance(s), components, and other items necessary for the MANUFACTURING of PRODUCT(S).

1.21	The term “PRODUCT(S)” means the prescription pharmaceutical products in the dosage forms listed under the heading “PRODUCT(S)” in ATTACHMENT 1.21, in finished MANUFACTURED form as described in the MASTER BATCH RECORD.

1.22	The term “QUALITY AGREEMENT” means the Quality and Technical Agreement agreed to by and between the parties hereto in writing.

1.23	The term “QUARTER(s)” means the period of three consecutive calendar months ending March 31, June 30, September 30 and December 31.

1.24	The term “REGULATIONS” means all laws and regulations relating to the MANUFACTURING of PRODUCT(S), including but not limited to the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations (and all applicable rules, regulations, orders and guidance published thereunder), FDA Quality System Regulations (and all applicable rules, regulations, orders and guidance published thereunder), standards established by the International Organization for Standardization (ISO), the principles and guidelines of Good Manufacturing Practices for medicinal products for human consumption as defined within EC Directive 2003/94/EC and the associated EC Guide to Good Manufacturing Practice, and any other applicable laws, guidelines and/or regulations, in each case, as amended. The term “REGULATIONS” shall not include any non-U.S. or non-CE Mark laws, guidelines and/or regulations unless agreed to by AMP or otherwise expressly stated in the immediately preceding sentence.

1.25	The term “SHIP / SHIPMENT” means the release of PRODUCT from AMP’s QA department to CUSTOMER HOLD pending release by CUSTOMER to DELIVER the batch.

1.26	The term “SPECIFICATIONS” means the specifications for the PRODUCT(S) as defined in the MASTER BATCH RECORD, as they may be modified from time to time by CUSTOMER pursuant to Sections 4.3, 12.5 and/or 12.6.

1.27	The term “STARTUP ACTIVITIES & EQUIPMENT” means the equipment & services provided by AMP to develop and validate the MANUFACTURING process as derived from the KNOW-HOW, as described in more detail in ATTACHMENT 1.27.

1.28	The term “TERM” shall be as defined in Article 17.
2.0 SCOPE OF WORK; INTELLECTUAL PROPERTY
2.1	CUSTOMER hereby appoints AMP to provide the STARTUP ACTIVITIES & EQUIPMENT and MANUFACTURING processes for the PRODUCT(S) and MANUFACTURE PRODUCT(S) at the FACILITY subject to and in accordance with the terms and conditions set forth in this AGREEMENT. AMP hereby accepts such appointment to perform and provide the STARTUP ACTIVITIES & EQUIPMENT and to MANUFACTURE PRODUCTS and to do such other acts as are herein authorized subject to and in accordance with the terms and conditions set forth in this AGREEMENT. AMP has been furnished with CUSTOMER KNOW-HOW to be used by AMP only for the MANUFACTURING of PRODUCTS. All PRODUCTS MANUFACTURED under this AGREEMENT shall be the exclusive property of CUSTOMER.

CONFIDENTIAL TREATMENT REQUESTED
2.2	AMP agrees to MANUFACTURE PRODUCT(S) for CUSTOMER in accordance with the REGULATIONS and the AGREEMENT and the QUALITY AGREEMENT and as described in the MASTER BATCH RECORD as it may be modified from time to time in accordance with the terms and conditions of this AGREEMENT.

2.3	AMP shall not subcontract any portion of the MANUFACTURING without CUSTOMER’s prior written consent. Notwithstanding the foregoing, AMP may subcontract laboratory services as is necessary. Any and all permitted subcontractors shall be subject to the terms and conditions of this AGREEMENT as though their names were substituted in each and every location where AMP’s name appears, and AMP shall be responsible and liable for any breaches of this AGREEMENT by such subcontractors.

2.4	Any intellectual property of CUSTOMER not created by AMP for CUSTOMER under this AGREEMENT, including, without limitation, the KNOW-HOW and any CUSTOMER patents, trademarks, copyrights, trade secrets, know-how or inventions (collectively, the “CUSTOMER IP”) shall remain the sole and exclusive property of CUSTOMER, and no right, title or interest to any such CUSTOMER IP is granted to AMP under this AGREEMENT.

2.5	AMP hereby acknowledges, understands, and agrees that CUSTOMER shall have and retain sole and exclusive ownership and all rights relating to any production or design of PRODUCT(S) and improvements or modifications to the KNOW-HOW and PRODUCT(S) and all inventions, data, developments, technology, processes, methods, improvements, information, materials, documents, records, data, specifications, plans, schematics, designs, drawings, prototypes, know how, goodwill and other intellectual property and other results, which are developed, made, conceived or reduced to practice for CUSTOMER by AMP or in connection with the KNOW-HOW or which arise from the services provided by AMP hereunder for CUSTOMER (collectively, the “AMP WORK FOR HIRE”), and any and all improvements, modifications, enhancements to each of the foregoing, and all other information and materials relating thereto and the attendant intellectual property rights of any sort throughout the world, including, without limitation, rights in any patent, copyright, trademark, trade dress and trade name, in any related registrations and applications for registration, and in all trade secrets and know-how and goodwill related in any manner thereto and as a result of AMP WORK FOR HIRE (collectively, the “INTELLECTUAL PROPERTY RIGHTS”). AMP shall maintain and make available to CUSTOMER adequate and current written records of all AMP WORK FOR HIRE, which will be in the form of detailed notes, sketches, drawings, materials, documents, records and any other data that will enable any other person knowledgeable in the art of the subject to fully understand it and carry forward the work on it. AMP agrees to assign, and does hereby assign to CUSTOMER (or if assignment is not permitted by applicable law, waives enforcement of and grants to CUSTOMER an exclusive, irrevocable, perpetual, worldwide, fully-paid, royalty-free license, with right to sublicense through multiple tiers of sublicenses) any and all interest of AMP in the AMP WORK FOR HIRE (including any INTELLECTUAL PROPERTY RIGHTS thereto).

2.6	At CUSTOMER’s request and expense, AMP will cause its employees and agents to (a) cooperate with and assist CUSTOMER in perfecting, obtaining, maintaining, protecting, defending and enforcing CUSTOMER’s rights in the AMP WORK FOR HIRE and any INTELLECTUAL PROPERTY RIGHTS thereto, and (b) execute and deliver to CUSTOMER any documents or take any other actions as CUSTOMER may reasonably request, to effect, confirm, record, perfect, obtain, maintain, protect, defend or enforce CUSTOMER’s rights in the AMP WORK FOR HIRE and any INTELLECTUAL PROPERTY RIGHTS thereto. CUSTOMER will reimburse AMP for any reasonable out-of-pocket expenses actually incurred by AMP in fulfilling its obligations under Sections 2.5 and 2.6.
3.0 EQUIPMENT
3.1	AMP agrees to ensure that all calibration and normal operating maintenance on, cleaning of, repair to and replacement of CUSTOMER EQUIPMENT and AMP EQUIPMENT used, directly or indirectly, to MANUFACTURE PRODUCTS, are performed as and when necessary, provided that, within thirty (30).

CONFIDENTIAL TREATMENT REQUESTED
days after receipt of appropriate documentation from AMP (including, without limitation, an invoice), CUSTOMER shall reimburse AMP for any reasonable expense of repair or replacement with respect to CUSTOMER EQUIPMENT only to the extent that such need for repair or replacement does not arise from [*].
3.2	AMP shall be responsible for validating the CUSTOMER EQUIPMENT and the AMP EQUIPMENT (including without limitation conducting installation, operational and performance qualification), for production, cleaning, packaging, process and any other appropriate steps performed at the FACILITY.

3.3	Any costs or expenses directly related to bringing any CUSTOMER EQUIPMENT needed to MANUFACTURE PRODUCT(S) into compliance with any REGULATIONS or CUSTOMER requirements at any time shall be borne exclusively by CUSTOMER, provided that AMP obtains the prior written approval of CUSTOMER prior to making any such changes to the CUSTOMER EQUIPMENT.

3.4	CUSTOMER shall loan the CUSTOMER EQUIPMENT to AMP solely for the purpose of MANUFACTURING PRODUCT(S). The loan shall be coterminous with this AGREEMENT. Title to the CUSTOMER EQUIPMENT shall remain with CUSTOMER and AMP shall not part with the CUSTOMER EQUIPMENT except as provided in Section 3.5 below, or permit it to become subject to any legal process or encumbrance. Upon receipt of CUSTOMER EQUIPMENT by AMP, AMP accepts all risk, of loss or damage to CUSTOMER EQUIPMENT, other than normal wear and tear. AMP shall handle, store and maintain CUSTOMER EQUIPMENT under proper conditions to preserve quality and prevent damage or other loss. AMP shall maintain, service and repair all CUSTOMER EQUIPMENT, such equipment to be returned to CUSTOMER in good working order, reasonable wear and tear excepted, following the termination or expiration of this AGREEMENT in accordance with Section 3.5. AMP shall mark all CUSTOMER EQUIPMENT as “Property of Alimera Sciences.” During the term of this AGREEMENT, AMP shall maintain commercially reasonable insurance to protect against any loss to the CUSTOMER EQUIPMENT. Such insurance shall in no way limit or diminish AMP’s liability under this AGREEMENT.

3.5	Within thirty (30) days after the date of termination or expiration of this AGREEMENT, CUSTOMER will arrange for the return of the CUSTOMER EQUIPMENT and shall pay all associated reasonable packing and transportation costs. AMP shall reasonably cooperate with CUSTOMER in its efforts to arrange for the return of the CUSTOMER EQUIPMENT. Upon CUSTOMER’S receipt of written notice of delay in removing such equipment, AMP shall no longer be liable for any damage or loss related to CUSTOMER EQUIPMENT, provided that (a) such written notice of delay was not issued before the end of the thirty (30) day period following the date of termination or expiration of this AGREEMENT, (b) AMP has reasonably cooperated with CUSTOMER in its efforts to arrange for the return of the CUSTOMER EQUIPMENT and (c) such damage or loss does not arise from the gross negligence or willful misconduct on the part of AMP.
4.0 SUPPLY OF MATERIALS
4.1	CUSTOMER will supply API and Inserter System Components (as described in ATTACHMENT 4.1) to AMP in adequate quantities to MANUFACTURE each PRODUCT in accordance with the terms and conditions of this AGREEMENT. Within thirty (30) days following receipt of the API from CUSTOMER’s supplier, AMP shall test the API in accordance with the testing procedures specified in the [*] agreed to by the parties and notify CUSTOMER in writing of the results of any such testing. AMP may not use the shipments of API until CUSTOMER has cleared in writing such material for use. Within fifteen (15) days following receipt of the Inserter System Components from CUSTOMER’s supplier, AMP shall (i) review the certificate of compliance shipped with such Inserter System Components to confirm that such Inserter System Components have been manufactured and tested in accordance with the applicable specifications and (ii) [*] and notify CUSTOMER in writing of the results of such actions. Such API and Inserter System Components shall remain the property of

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
CUSTOMER and shall be used by AMP only for MANUFACTURING of PRODUCT(S).
4.2	AMP shall purchase such MATERIALS, not including API and Inserter System Components, from CUSTOMER approved suppliers in satisfaction of AMP’s requirements for MATERIALS. AMP shall also be responsible to handle, maintain and safely store any API and Inserter System Components located at the FACILITY under proper conditions to preserve quality and prevent damage or other loss. AMP shall only be responsible for any damage or loss to such consigned MATERIALS occurring while located at the Facility as a result of [*]. AMP’s liability under this section 4.2 for damage to consigned MATERIALS shall not exceed [*].

4.3	In the event that CUSTOMER changes any of the MATERIALS, CUSTOMER shall reimburse AMP for the amount of inventory of the MATERIAL (other than the API and Inserter System Components) that was purchased by AMP in accordance with the terms and conditions of this AGREEMENT and that had to be written off as a result of such change, at AMP’s documented cost of purchase from the suppliers plus [*] margin, provided that AMP has used commercially reasonable efforts to return such MATERIAL to its suppliers and was unable to do so for an amount that is less than AMP’s documented cost for such MATERIAL plus the [*] margin. Such inventory shall be returned to CUSTOMER or destroyed, as requested by CUSTOMER, at CUSTOMER’s reasonable expense. If AMP is able to return such MATERIAL for less than AMP’s documented cost for such MATERIAL plus the [*] margin, then AMP shall do so, and CUSTOMER shall reimburse AMP for the difference in cost from the original purchase to the actual credit received for the return of such MATERIAL plus [*] margin.

4.4	In the event that MATERIALS required to MANUFACTURE the PRODUCTS are in short supply, AMP shall notify CUSTOMER in writing of such circumstances as soon as possible, including without limitation the underlying reasons for such shortage, proposed remedial measures, and the date such inability is expected to end.
5.0 ESTIMATED REQUIREMENTS AND FIRM ORDERS
5.1	AMP agrees that it shall DELIVER only against specific FIRM ORDERS.

5.2	Upon execution of this AGREEMENT, CUSTOMER will submit to AMP a forecast listing CUSTOMER’S expected requirements for the PRODUCT(S) for the subsequent twelve (12) months, on a monthly basis (the “Initial Forecast”). At least [*] days prior to the beginning of each calendar month thereafter, CUSTOMER will submit subsequent rolling forecasts of its expected requirements for the twelve (12) month period thereafter (the “Monthly Forecast”). The first three months of each forecast shall be binding on CUSTOMER, and CUSTOMER shall submit FIRM ORDERS for requirements equivalent to the binding portion of the forecast, and subsequent Monthly Forecasts may not change the forecasts for such binding months without the consent of AMP. The remaining nine (9) months of the Initial Forecast and each of the Monthly Forecasts will not be binding on CUSTOMER, but shall represent CUSTOMER’S projected requirements for the PRODUCTS, provided however, AMP may order a reasonable amount of MATERIALS based on the [*] months of any such forecast taking into account factors such as the inventory of MATERIALS currently on hand and the lead time for such MATERIALS, and to the extent that CUSTOMER does not purchase PRODUCT(S) using such MATERIALS before the earlier of (i) the termination or expiration of this AGREEMENT and (ii) the MATERIALS becoming unusable in MANUFACTURING PRODUCT(S), CUSTOMER shall reimburse AMP the documented costs of purchase of any such MATERIAL from the suppliers plus [*] margin, that is unusable by AMP in any of its operations. AMP shall have [*] days after receipt of each Monthly Forecast to object in writing to any portion of the Monthly Forecast not previously accepted by AMP that it is, or will be, unable to MANUFACTURE the quantities specified. Failure to object to such Monthly Forecasts within such time period shall be deemed to constitute acceptance thereof.

5.3	CUSTOMER shall issue binding FIRM ORDERS for PRODUCTS for requirements to AMP by mail, facsimile, or electronically, corresponding to the binding portion of the forecasts. Each FIRM ORDER

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
shall contain the following information: (i) a description of the PRODUCT by part number and revision level; (ii) the quantity of the PRODUCT to be delivered; (iii) the delivery date or shipping schedule; and (iv) the single location to which the PRODUCT is to be shipped. Each FIRM ORDER shall provide an order number for billing purposes.

5.4	AMP agrees to fill such FIRM ORDERS issued by CUSTOMER to the extent they do not exceed [*] of the quantities stated in the first binding portion of the Initial Forecast or Monthly Forecast (as applicable) in which such month is included. For orders that are in excess of [*], (i) AMP agrees to fill such FIRM ORDERS up to [*] of the quantities stated in the first binding portion of the Initial Forecast or Monthly Forecast (as applicable) in which such month is included, and (ii) AMP will notify the CUSTOMER within [*] days of AMP’s ability to DELIVER the quantities in such FIRM ORDER in excess of [*] of the quantities stated in the first binding portion of the Initial Forecast or Monthly Forecast (as applicable) in which such month is included. CUSTOMER shall place FIRM ORDERS such that the scheduled delivery date indicated in the FIRM ORDER is at least greater than or equal to the lead-time for the particular PRODUCT (as such lead times are set forth in ATTACHMENT 1.21) from the date of submission of the FIRM ORDER to AMP. Any FIRM ORDER Line Item that is shipped by AMP that is within [*] of the quantity of such PRODUCT ordered by CUSTOMER shall be considered to fulfill such FIRM ORDER Line Item, and CUSTOMER shall pay for the number of units of PRODUCTS actually received within such range. There shall be no minimum annual purchase requirements.

5.5	FIRM ORDERS will be made on such form of purchase order or document as CUSTOMER may specify from time to time in writing; provided that the terms and conditions of this AGREEMENT shall be controlling over any terms and conditions included in any FIRM ORDER. Any term or condition of such FIRM ORDER (or any confirmation thereof or similar form) that is different from or contrary to the terms and conditions of this AGREEMENT shall be void.
6.0 DEPOSIT, PRICE & PAYMENT TERMS
6.1	For the MANUFACTURING of PRODUCT(S) in accordance with the terms and conditions of this AGREEMENT, CUSTOMER shall pay AMP the MANUFACTURING fee (the “FEE”) set forth on ATTACHMENT 6.1 in accordance with the terms and conditions of this AGREEMENT.
6.1.1	If AMP, in its sole discretion, determines it necessary to engage a third party (including an attorney) to collect any past due monies owed to AMP and there is no good faith dispute over the monies owed, any costs associated with the third party involvement will be paid by the CUSTOMER. It is understood that AMP may at any time, upon at least [*] days written notice to CUSTOMER, alter or suspend credit terms when CUSTOMER is delinquent in payment for invoiced merchandise, provided that such delinquency doesn’t result from a good faith dispute over the monies owed.
6.2	AMP shall invoice CUSTOMER upon quality control release of the PRODUCT(S) by the CUSTOMER for the FEE corresponding to the SHIPMENT. CUSTOMER shall make payment in U.S. dollars within [*] days following receipt of the complete and accurate invoice (the “Receipt Date”). A complete invoice is one that contains the following format requirements: “Name and Remit to”, Address, CUSTOMER’s Purchase Order Number, Invoice Number, Invoice Date, Description of Goods and Services, Total Invoice Amount with miscellaneous charges listed separately and Payment Terms.

6.3	CUSTOMER hereby accepts responsibility for production losses with respect to CUSTOMER-supplied MATERIALS for the [*], provided that such production losses do not arise or result from the [*]. [*].

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CONFIDENTIAL TREATMENT REQUESTED
6.4	To the extent that PRODUCT(S) supplied hereunder are subject to any sales, use, value added or any other taxes, payment of said taxes (excluding taxes based on the net income of AMP), if any, is CUSTOMER’s responsibility.

6.5	The FEE as of the EFFECTIVE DATE is set forth in ATTACHMENT 6.1. On or after the first anniversary of this AGREEMENT, AMP may increase the FEE for the PRODUCT(s), one time during each subsequent calendar year by providing written notice thereof to CUSTOMER, provided that any such increase in FEE shall be limited to any proportionate increase in the Producer Price Index for Pharmaceutical preparations by Rx and OTC Product, Series ID: PCU32541D32541DRX, between the date of such notice and the date which was one (1) year prior thereto. Any such increase shall apply only to PRODUCT(s) ordered after notice of such change to CUSTOMER or which are scheduled for delivery more than ninety (90) days after the date of such notice. On or after December 31, 2010, AMP may increase the ANNUAL CHARGES for the PRODUCT(s), one time during each subsequent calendar year by providing written notice thereof to CUSTOMER, provided that any such increase in the ANNUAL CHARGES shall be limited to any proportionate increase in the Producer Price Index for Pharmaceutical preparations by Rx and OTC Product, Series ID: PCU32541D32541DRX, between the date of such notice and the date which was one (1) year prior thereto.

6.6	AMP will invoice CUSTOMER for ANNUAL CHARGES as defined on ATTACHMENT 6.1 ninety (90) days prior to the first anniversary of the first completed validation, and will invoice CUSTOMER each subsequent year after the initial validations (each year, a “Validation Year”) ninety (90) days prior to the subsequent anniversary of the first completed validation. ANNUAL CHARGE invoices are due [*] days after receipt.
7.0 DELIVERY
7.1	AMP shall effect DELIVERY only pursuant to a FIRM ORDER, and AMP shall SHIP PRODUCTS(S) on or before the date specified in the applicable FIRM ORDER. Each container shall be marked as to the identity of the PRODUCT(S), the quantity of PRODUCT(S), and the related CUSTOMER product code.
8.0 STORAGE OF PRODUCT(S); WASTE
8.1	AMP shall, in accordance with the KNOW-HOW and CUSTOMER’s instructions, maintain adequate and segregated storage accommodations for all of the CUSTOMER MATERIALS and PRODUCT(S). AMP shall notify CUSTOMER whenever the inventories become insufficient to MANUFACTURE the PRODUCT to meet the DELIVERY date(s) specified on FIRM ORDERS.

8.2	AMP shall return excess MATERIALS supplied by CUSTOMER and/or paid for by CUSTOMER to CUSTOMER upon CUSTOMER’s request. To the extent AMP has paid for any CUSTOMER supplied MATERIALS that are being returned to CUSTOMER, CUSTOMER shall refund amounts paid by AMP to CUSTOMER.

8.3	AMP shall, as requested by CUSTOMER, either (i) DELIVER to CUSTOMER or (ii) dispose of all MATERIALS and PRODUCT waste generated from the MANUFACTURING of PRODUCT(S), as agreed between the parties. All such waste will be handled as outlined in the KNOW-HOW and CUSTOMER’s instructions. Transportation, storage, treatment and disposal of such waste shall be the responsibility solely of AMP, and shall be in compliance with all federal, state and local laws, rules and regulations. In the event that CUSTOMER requests AMP to dispose of MATERIALS and PRODUCT waste, AMP shall provide a Certificate of Destruction to CUSTOMER upon completion of disposal.
9.0 TECHNICAL/SAFETY INFORMATION

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CONFIDENTIAL TREATMENT REQUESTED
9.1	CUSTOMER shall supply AMP with any material safety data sheets relating to MATERIALS provided by CUSTOMER. In addition, CUSTOMER shall provide to AMP any available material information known to CUSTOMER relating to handling, safety and environmental precautions with respect to the MATERIALS supplied by CUSTOMER to AMP. It is the sole responsibility of AMP to communicate such information to its employees, agents, and representatives engaged in MANUFACTURING PRODUCT(S) and furthermore AMP shall ensure that all reasonable safety and other procedures outlined in the KNOW-HOW or otherwise provided by CUSTOMER to AMP are followed by AMP and its employees, agents and representatives.
10.0 CUSTOMER SUPERVISION
10.1	AMP agrees that, at CUSTOMER’s option on reasonable notice, CUSTOMER representatives may be present during the MANUFACTURING of PRODUCT(S) for the purposes of observing MANUFACTURING of the PRODUCT(S). Any CUSTOMER employees who are present at the FACILITY shall comply with AMP’s site regulations and rules that are communicated to such representatives.
11.0 REPRESENTATIONS, WARRANTIES AND COVENANTS
11.1	AMP represents, warrants and covenants that, at all times during the TERM, it (i) is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is qualified or licensed to do business and in good standing in every jurisdiction where such qualification or licensing is required and (iii) has the corporate power and authority to negotiate, execute, deliver and perform its obligations under this AGREEMENT.

11.2	AMP represents, warrants and covenants that all PRODUCT(S) shall, [*], be MANUFACTURED (i) in accordance with the SPECIFICATIONS (and all PRODUCT(S) that are delivered by AMP to the carrier, who is responsible for DELIVERY of the PRODUCT(S) to the CUSTOMER delivery point meet the SPECIFICATIONS), (ii) in accordance with all applicable REGULATIONS and AGENCY requirements in effect on the day of delivery to the carrier who is responsible for DELIVERY of the PRODUCT(S) to the CUSTOMER delivery point, (iii) in material compliance with cGMPs and (iv) this AGREEMENT and the QUALITY AGREEMENT. Without limiting the warranty in Section 11.2(ii), AMP represents, warrants and covenants that no PRODUCT(S) shall [*] be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug and Cosmetic Act (the “Act”), as a result of the actions or inactions of AMP or its employees or independent contractors. In addition, AMP represents, warrants and covenants that: (a) it will convey good title to the PRODUCT(S), free of all liens of any kind whatsoever; (b) it and its FACILITY are in material compliance with all laws and regulations applicable to their operations; (c) there are no pending investigations, inquiries or litigation pertaining to AMP or its FACILITY or, to the best of AMP’s knowledge, are any such investigations, inquiries or litigation threatened; (d) all AMP personnel are reasonably qualified (by education, training and experience) to properly perform their tasks under this AGREEMENT; (e) it will not, in the performance of its obligations under this AGREEMENT, use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b), and it does not currently have, and represents, warrants and covenants that it will not hire, as an officer, an employee or an independent contractor in connection with the services provided hereunder any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Federal Food, Drug, and Cosmetic Act; (f) AMP shall maintain at all relevant times all governmental permits, licenses, approval, and authorities to the extent required to enable it lawfully to properly perform its services under this AGREEMENT; and (g) it will perform the services under this AGREEMENT in a professional and workmanlike manner.

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CONFIDENTIAL TREATMENT REQUESTED
11.3	If CUSTOMER claims that a shipment of PRODUCT(S) did not, [*] meet the warranties specified in Section 11.2(i), CUSTOMER shall notify AMP. If CUSTOMER and AMP are unable to agree as to whether or not such PRODUCT(S) meet the SPECIFICATIONS, the parties shall cooperate to have the PRODUCTS in dispute analyzed by an independent testing laboratory of recognized repute selected by CUSTOMER and approved by AMP, which approval shall not be unreasonably withheld. The results of such laboratory testing shall be final and binding on the parties on the issue of compliance of the PRODUCTS with the SPECIFICATIONS. Such testing shall be for the determination of financial liability only and shall not determine releasability of PRODUCT. If the PRODUCTS are determined to meet such warranty, then CUSTOMER shall bear the cost of the independent laboratory testing and pay the FEE with respect to the PRODUCTS in accordance with this AGREEMENT. If the PRODUCTS are determined not to have met such warranty, then AMP shall bear the cost of laboratory testing, and subject to Section 6.3, AMP shall, at CUSTOMER’s election, either promptly replace the rejected PRODUCTS, at no cost to CUSTOMER, or promptly refund to CUSTOMER the FEE paid for such PRODUCTS, if any. Except as provided otherwise in this AGREEMENT, including, without limitation, in Sections 6.3, 14.1, 16.1 and 18.1.1 and remedies associated with AMP’s gross negligence or willful misconduct, the foregoing shall be CUSTOMER’s sole remedy for such non-conforming PRODUCTS.

11.4	Any change in the test methods for PRODUCT(S) shall, in each case, comply with cGMPs and all applicable laws, REGULATIONS and AGENCY requirements and shall be made in accordance with Section 12.5.

11.5	THE FOREGOING WARRANTIES AND OTHER WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF NONINFRINGEMENT. THERE ARE NO ORAL PROMISES, REPRESENTATIONS OR WARRANTIES COLLATERAL TO OR AFFECTING THIS AGREEMENT OTHER THAN THE WARRANTIES IN THIS AGREEMENT.

11.6	The warranties in this Article 11, and AMP’s obligations hereunder, shall survive inspection, test, acceptance and use of the PRODUCT(S).
12.0 QUALITY
12.1	AMP shall MANUFACTURE and supply PRODUCT(S) in accordance with the QUALITY AGREEMENT, in accordance with the SPECIFICATIONS, in accordance with applicable REGULATIONS and AGENCY requirements, including, but not limited to, all applicable drug listing regulatory requirements consistent with cGMPs, and strictly in accordance with the KNOW-HOW as it is described in the MASTER BATCH RECORD.

12.2	To the extent any of the terms of the QUALITY AGREEMENT conflict with the terms of this AGREEMENT, the terms of this AGREEMENT shall control.

12.3	AMP shall notify CUSTOMER immediately of any difficulty in MANUFACTURING PRODUCT(S) in accordance with all of the terms and conditions of this AGREEMENT.

12.4	AMP shall promptly and diligently investigate the cause of any failure in MANUFACTURING PRODUCT(S) and provide CUSTOMER with a written report summarizing the results of AMP’s investigation within [*] week after AMP completes such investigation. AMP shall complete any such investigation within [*] days after AMP becomes aware of such failure, unless granted approval by CUSTOMER for a longer period, such approval not to be unreasonably withheld.

12.5	In the event that with respect to the PRODUCT or the MANUFACTURING thereof, the applicable REGULATIONS and AGENCY requirements require a change to any of the following: (A) the

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CONFIDENTIAL TREATMENT REQUESTED
SPECIFICATIONS; (B) the MASTER BATCH RECORD; (C) the KNOW-HOW; (D) the CUSTOMER EQUIPMENT; and (E) the process for MANUFACTURING PRODUCT(S), including, without limitation, the test methods used for MANUFACTURING PRODUCT(S); then AMP and CUSTOMER shall, to the extent practicable, implement such changes. To the extent that such change is directly related to the PRODUCT or the unique MANUFACTURING techniques utilized for such PRODUCT, CUSTOMER shall bear such increased costs plus [*] percent margin on such increased costs. In the event that such changes result in unusable inventory of MATERIALS or in-process PRODUCTS, CUSTOMER shall bear the costs thereof. Any change in any of the foregoing shall, in each case, comply with cGMPs and all applicable laws, regulations and AGENCY requirements. In the event that AMP needs to change any of the foregoing as a result of applicable REGULATIONS or AGENCY requirements, AMP shall (i) immediately notify CUSTOMER of such change and request CUSTOMER’s written approval of such change (such approval not to be unreasonably withheld or delayed) and (ii) following receipt of CUSTOMER’s approval of such change, ensure that all PRODUCT(S) MANUFACTURED following such change meets the SPECIFICATIONS. For the sake of clarity, to the extent CUSTOMER does not consent to a change that is needed to comply with REGULATIONS or AGENCY requirements, then AMP shall not be deemed to be in breach of this AGREEMENT as a result thereof.
12.6	In the event that with respect to the PRODUCT or the MANUFACTURING thereof, either party requests a change to any of items A thru E of Section 12.5 (other than as necessary to comply with applicable REGULATIONS or AGENCY requirements); then AMP and CUSTOMER shall negotiate in good faith, including if agreed, allocation of expenses.

12.7	AMP shall MANUFACTURE all PRODUCT(S) at the FACILITY. MANUFACTURING of PRODUCT(S) may not be relocated by AMP without CUSTOMER’s prior written consent.

12.8	AMP shall permit from CUSTOMER, up to [*] reasonably qualified technical specialists for a maximum of [*] days, upon reasonable prior notice and during normal business hours, to conduct reasonable in-depth quality assurance audits (including, but not limited to, quality, safety and environmental) of the FACILITY. Such audits shall be conducted not more than [*] (except as provided in Section 12.9), with reasonable effort being made to conduct them in coordination with any audits conducted under any other agreements between the parties, if any.

12.9	Any additional requests for quality audits by the CUSTOMER during the same CALENDAR YEAR will be billed at the then current AMP hourly rates. In the case where CUSTOMER feels there is a breach or violation of this AGREEMENT or a need for an additional follow up audit, the parties agree to meet to discuss the relevance of the issue, and should AMP agree to the follow up on the audit, (such agreement will not be unreasonably withheld or delayed), then the audit shall not be billed to the CUSTOMER. If, however, the parties are unable to agree on the additional quality audit following good faith discussions, then CUSTOMER may still conduct such audit, but CUSTOMER will be billed at the then current AMP hourly rates for AMP’s participation in such audit.

12.10	Observations and conclusions of CUSTOMER’s audits will be issued to AMP. AMP shall provide a written response within [*] days of receipt of such observations and conclusions. The parties will discuss such response and promptly agree on corrective action to be implemented.

12.11	AMP shall perform, at its quality control laboratories (or at permitted subcontractors’ facilities), such quality control tests as are indicated in the MASTER BATCH RECORD, in accordance with the test methods and procedures described by CUSTOMER. AMP shall make the results of its quality control tests available to CUSTOMER on or before the date of SHIPMENT of the corresponding batches of PRODUCT(S). No production batch of PRODUCT(S) shall be released for SHIPMENT unless AMP’s tests show the PRODUCT(S) to meet the standards set forth in the MASTER BATCH RECORD. Should any production batch fail to meet the standards set forth in the MASTER BATCH RECORD, CUSTOMER may, at its option, investigate the cause of such failure or require AMP to do so and provide CUSTOMER with a written report summarizing the results of AMP’s investigations within [*] days after AMP’s discover of such failure. CUSTOMER shall perform such confirmatory testing of PRODUCT(S) released for SHIPMENT to CUSTOMER as CUSTOMER shall deem appropriate, which may include, but is not

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limited to, the recommended procedures set forth in the KNOW-HOW and the SPECIFICATIONS. CUSTOMER shall advise AMP of any failure of such PRODUCT(S) to meet the standards set forth in MASTER BATCH RECORD of which it is aware without undue delay.
12.12	Should any production batch fail to meet the SPECIFICATIONS as defined in MASTER BATCH RECORD, or was not manufactured in accordance with cGMPs or the REGULATIONS, AMP shall immediately notify CUSTOMER in writing. Such batch shall not be DELIVERED to CUSTOMER. Any dispute with respect to whether such batch meets the SPECIFICATIONS shall be determined in accordance with Section 11.3 above.

12.13	AMP shall provide CUSTOMER with certificates of analysis related to PRODUCT(S) for each batch released for SHIPMENT hereunder. These certificates will document that each batch received by CUSTOMER conforms to the MASTER BATCH RECORD. A copy of each certificate shall be included with each batch SHIPMENT to CUSTOMER, and one copy shall be faxed or emailed at the same time to the CUSTOMER representative specified in the applicable FIRM ORDER.

12.14	AMP shall immediately notify CUSTOMER of any information AMP receives regarding any threatened or pending action by any AGENCY directly related to the PRODUCT(S), including without limitation any AGENCY non-approval or regulatory action. Upon receipt of any such information, AMP shall promptly provide a copy of such information to CUSTOMER and diligently consult with CUSTOMER in good faith in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting the right of either party to make a timely report of such matter to any AGENCY or take other action that it reasonably and in good faith deems to be appropriate or required by applicable law or regulation.

12.15	AMP shall immediately notify CUSTOMER of any information of which it is aware concerning PRODUCT(S) supplied to CUSTOMER which may affect the safety or efficacy claims or the continued marketing of the PRODUCT(S). Any such notification will include all related information in detail. Upon receipt of any such information, AMP shall diligently consult with CUSTOMER in good faith in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting the right of either party to make a timely report of such matter to any AGENCY or take action that it reasonably and in good faith deems to be appropriate or required by applicable law or regulation. Each party will notify the other immediately of any health hazards with respect to PRODUCT(S) which may impact the health of employees involved in the MANUFACTURING of PRODUCT(S).

12.16	AMP shall immediately notify CUSTOMER of any complaints received by AMP concerning PRODUCT(S). AMP shall investigate complaints as requested by CUSTOMER and shall take corrective action to avoid future occurrences.

12.17	AMP hereby agrees to advise CUSTOMER immediately of any proposed visit or inspection, directly related to the PRODUCT, by any governmental authority, including, without limitation, any AGENCY or any environmental regulatory authority, and if not prohibited by applicable law or regulation, agrees to permit one or more reasonably qualified representative(s) of CUSTOMER to be present if requested by CUSTOMER. AMP hereby agrees to advise CUSTOMER as soon as practicable after the commencement of any unannounced visit or inspection, directly related to the PRODUCT, by any governmental authority, including, without limitation, any AGENCY or any environmental regulatory authority, and agrees to permit one or more reasonably qualified representative(s) of CUSTOMER to be present for the portion of the audit directly affecting CUSTOMER PRODUCT if not prohibited by applicable law or regulation and if requested by CUSTOMER.

12.18	AMP hereby declares that as of the EFFECTIVE DATE of this AGREEMENT it is not producing, packaging, labeling, warehousing, quality control testing (including in-process, release and stability testing), releasing or shipping any chemical entity classified as penicillins, alkaloids, cephalosporins, pesticides, or Beta-lactam antibiotics in the FACILITY. In the event that AMP intends, during the TERM, to produce, package, label, warehouse, quality control test (including in-process, release and stability

CONFIDENTIAL TREATMENT REQUESTED
testing), release or ship any chemical entity belonging to the classes of products listed above, AMP shall notify CUSTOMER in writing of its intention to do so in order to allow CUSTOMER to consider any potential questions of cross-contamination. In the event CUSTOMER identifies a potential problem of cross-contamination, the parties will meet to resolve the problem.
12.19	CUSTOMER will specify and provide AMP with press ready label artwork for all PRODUCT(S). Artwork shall be provided in pantone color management format. AMP will comply with all specified labeling as to each PRODUCT and each component and container and shall use only labeling which has been approved in writing by CUSTOMER in advance. AMP shall not use CUSTOMER labels on any products except PRODUCT(S) for which such use has been approved by CUSTOMER. AMP shall not modify the CUSTOMER labels in any way without CUSTOMER’s prior written consent.

12.20	AMP shall promptly provide CUSTOMER with all batch records and any investigation or deviation reports in English related to PRODUCT(S) for each lot.
13.0 RECORDS
13.1	AMP shall retain all records related to the (i) MANUFACTURE of PRODUCT(S) for a period of not less than [*] years from the date of MANUFACTURE of each batch of PRODUCT(S) to which said records pertain (such period shall be referred to as the “RETENTION PERIOD”). AMP shall promptly provide CUSTOMER with complete and accurate copies of the appropriate documents for each production batch, upon CUSTOMER’s request. AMP shall, at the end of the RETENTION PERIOD, return the records to CUSTOMER. During the RETENTION PERIOD, CUSTOMER may inspect all records related to the MANUFACTURE of PRODUCT(S) at AMP’s FACILITY during normal business hours and with reasonable advance notice.
14.0 RECALLS
14.1	In the event that PRODUCT(S) are recalled or withdrawn, AMP shall fully cooperate with CUSTOMER in connection with such recall or withdrawal. If such recall or withdrawal is caused by breach of any of the warranties set forth in Section 11.2 [*], AMP will, subject to Section 6.3, reimburse CUSTOMER for the [*]. If such recall or withdrawal is caused by breach of any of the warranties set forth in Section 11.2 [*], then AMP will reimburse CUSTOMER for the [*], at CUSTOMER’s discretion. Except as provided otherwise in this AGREEMENT, including, without limitation, in Sections 6.3, 16.1 and 18.1.1 and remedies associated with AMP’s gross negligence or willful misconduct, [*].

14.2	AMP agrees to abide by all decisions of CUSTOMER to recall or withdraw PRODUCT(S).
15.0 COMPLIANCE WITH LAW
15.1	AMP shall comply with and give all notices required by laws, ordinances, rules, regulations and lawful orders of any public authority (including without limitation child labor laws) bearing on the performance of this AGREEMENT as existing on the EFFECTIVE DATE and as enacted or amended during the TERM. AMP shall notify CUSTOMER if it becomes aware of any non-compliance in connection with this

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AGREEMENT and shall take all appropriate action necessary to comply with such laws, ordinances, rules, regulations and lawful orders.
16.0 INDEMNIFICATION
16.1	AMP shall protect, defend, indemnify and hold CUSTOMER, its AFFILIATES and their respective directors, officers, employees, and agents, and their respective successors and permitted assigns, harmless from any and all third party claims, actions, causes of action, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees to the extent arising out of or relating to (i) the failure of PRODUCT(S) provided by AMP hereunder to meet the warranties set forth in Section 11.2; (ii) a breach by AMP of any of its representations, warranties, covenants, agreements or obligations under this AGREEMENT; or (iii) the gross negligence, recklessness or willful misconduct of AMP in MANUFACTURING PRODUCT(S) or in the performance of its other obligations under this AGREEMENT. Notwithstanding the foregoing, AMP shall not be obligated to indemnify CUSTOMER if AMP informed CUSTOMER’s representative (as specified in Section 25.1) in writing and by telephone of any such occurrence described above in (i), (ii) or (iii) in reasonable detail before CUSTOMER sold or otherwise distributed the affected PRODUCT(S) or used the affected PRODUCT(S), and CUSTOMER nevertheless sold or otherwise distributed or used such affected PRODUCT(S).

16.2	CUSTOMER shall protect, defend, indemnify and hold AMP, its AFFILIATES and their respective directors, officers, employees and agents, and their respective successors and permitted assigns, harmless from any and all third party claims, actions, causes of action, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees to the extent arising out of or relate to (i) the design, marketing, sale or use of any PRODUCT supplied hereunder (except to the extent arising from the matters set forth in Section 16.1 above), including claims of infringement of proprietary rights of third parties, (ii) a breach by CUSTOMER of any of its representations, warranties, covenants, agreements or obligations under this AGREEMENT, or (iii) the gross negligence, recklessness or willful misconduct of CUSTOMER in the performance of its obligations under this AGREEMENT.

16.3	Each party agrees to give the other (i) prompt written notice of any claims made for which the other might be liable under the foregoing indemnification and (ii) the opportunity to defend, negotiate, and settle such claims. The party seeking indemnification under this AGREEMENT shall provide the other party with all information in its possession, all authority, and all assistance necessary to enable the indemnifying party to carry on the defense of such suit; provided, however, that each party shall have the right to retain its own counsel to defend itself in such suit, at its own expense.

16.4	Neither party shall be responsible or bound by any settlement made without its prior written consent, such consent not to be unreasonably withheld or delayed.
17.0 AGREEMENT TERM
17.1	This AGREEMENT shall commence on the EFFECTIVE DATE and shall continue in full force and effect for a period of six (6) years thereafter (the “Initial Term”), unless earlier terminated as provided in this Agreement. This Agreement shall automatically renew for successive one (1) year periods (each a “Renewal Term”) unless CUSTOMER or AMP delivers written notice of non-renewal to the other party at least twelve (12) months prior to the end of the Initial Term or any Renewal Term. As used hereinafter “TERM” shall refer to the Initial Term and all Renewal Terms collectively.
18.0 TERMINATION
18.1	Termination by Either Party. This AGREEMENT may be terminated by written notice given by either party as follows:

CONFIDENTIAL TREATMENT REQUESTED
18.1.1	If the other party shall be in breach of any of its representations, warranties, covenants, agreements or obligations hereunder, and has not cured such breach within sixty (60) calendar days after receipt of a notice from the non-breaching party specifying the nature of the breach and requesting the correction of such breach (or ten (10) business days after receipt of a notice from the non-breaching party of a payment default and requesting the correction of such payment default). Such termination shall be effective upon failure of the breaching party to cure such breach within the specified time period; or

18.1.2	Upon the filing or institution of any bankruptcy, reorganization, liquidation or receivership proceedings by the other party, or upon the failure by the other party for more than ninety (90) days to discharge any such actions against it. Such termination shall be effective upon receipt of the termination notice from the other party.
18.2	Termination by CUSTOMER. This AGREEMENT may be terminated, in whole or in part, by written notice given by CUSTOMER to AMP, effective upon receipt of the notice by AMP (unless otherwise specified), as follows:
18.2.1	If any required license, permit or certificate of AMP is not approved or not issued, or is withdrawn, by any AGENCY.

18.2.2	If PRODUCT is withdrawn or deleted by CUSTOMER or by any AGENCY or any AGENCY takes any action, or raises any objection that prevents the CUSTOMER from marketing, distributing, importing, exporting or selling PRODUCT.
18.3	Consequences of Termination by CUSTOMER.
18.3.1	In the event that this AGREEMENT is terminated by CUSTOMER in accordance with SECTION 18.1, or SECTION 18.2.1, CUSTOMER shall have the right (but not the obligation) to take DELIVERY of all PRODUCT(S) already MANUFACTURED by AMP and pay for the FEE with respect to such PRODUCT(S) which meet the warranties set forth in this AGREEMENT; provided that such PRODUCT(S) have been quality control released by CUSTOMER. All FIRM ORDERS shall be cancelled and CUSTOMER shall have no further liability with respect thereto.

18.3.2	In the event that this AGREEMENT is terminated by CUSTOMER in accordance with SECTION 18.2.2, AMP (i) shall have the right to SHIP and DELIVER to CUSTOMER (and CUSTOMER shall have the obligation to take DELIVERY of) all PRODUCT(S) already MANUFACTURED by AMP pursuant to FIRM ORDERS and the remaining MATERIALS maintained by AMP pursuant to SECTION 5.2 and CUSTOMER shall pay the FEE with respect to the PRODUCT(S) which meet the warranties set forth in this AGREEMENT and the AMP documented cost of purchase from the suppliers plus [*] margin for such remaining MATERIALS, which cannot be diverted to AMP’s other customers’ orders and are not refundable, and (ii) shall cancel all remaining FIRM ORDERS or [*]
18.4	Termination by AMP. This AGREEMENT may be terminated, in whole or in part, as follows:

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CONFIDENTIAL TREATMENT REQUESTED
18.4.1	If CUSTOMER does not commercially launch any PRODUCT listed on ATTACHMENT 1.21, within the earlier of (i) six (6) months after receipt by CUSTOMER of FDA approval necessary for the marketing, distribution and sale of such PRODUCT by CUSTOMER in the United States (“FDA Approval”) or (ii) two (2) years from completion of AMP’s validation of its processes for such PRODUCT, then AMP may terminate this AGREEMENT with respect to such PRODUCT upon ten (10) day written notice to CUSTOMER, unless CUSTOMER notifies AMP in writing during such ten (10) day period that in lieu of such termination, it will (a) compensate AMP for the physical space reserved at the FACILITY for the MANUFACTURING of such PRODUCT, [*] (the “Space Reservation Fees”) and (b) terminate the AMP Exclusivity Obligation as defined in SECTION 22.2 with respect to such PRODUCT. CUSTOMER will compensate AMP as described in (a) above until the earlier of (1) it commercially launches the PRODUCT or (ii) CUSTOMER notifies AMP in writing that AMP may go ahead and terminate this AGREEMENT for CUSTOMER’s failure to commercially launch the applicable PRODUCT as required in this SECTION 18.4.1.

18.4.2	If CUSTOMER does not commercially launch any PRODUCT added by mutual agreement to ATTACHMENT 1.21, within the earlier of (i) six (6) months after receipt by CUSTOMER of FDA Approval, or two (2) years from completion of AMP’s validation of its processes for such PRODUCT, then AMP may terminate this AGREEMENT with respect to such PRODUCT upon ten (10) day written notice to CUSTOMER, unless CUSTOMER notifies AMP in writing during such ten (10) day period that in lieu of such termination, it will (a) compensate AMP for the Space Reservation Fees as defined in section 18.4.1 and (b) terminate the AMP Exclusivity Obligation as defined in SECTION 22.2 with respect to such PRODUCT. CUSTOMER will compensate AMP as described in (a) above until the earlier of (1) it commercially launches the PRODUCT or (ii) CUSTOMER notifies AMP in writing that AMP may go ahead and terminate this AGREEMENT for CUSTOMER’s failure to commercially launch the applicable PRODUCT as required in this SECTION 18.4.2.

18.4.3	If CUSTOMER ceases commercial sale of any PRODUCT after commercial launch, then AMP may terminate this AGREEMENT with respect to such PRODUCT by written notice given by AMP to CUSTOMER, effective upon receipt of the notice by CUSTOMER.

18.4.4	If CUSTOMER does not purchase at least one (1) full batch of any PRODUCT during any six (6) month period after initial commercial launch, then AMP may terminate with respect to such PRODUCT, by written notice given by AMP to CUSTOMER, effective upon receipt of the notice by CUSTOMER,.
For the purposes of this SECTION 18.4 and 22.2, “commercially launch” and “commercial launch” mean the orchestrated introduction of a new product to the market whereby such product is in inventory and made available for purchase for the first time.
18.5	Consequences of Termination by AMP. In the event that this AGREEMENT is terminated by AMP in accordance with SECTION 18.1, AMP shall have the right to (i) DELIVER to CUSTOMER (and CUSTOMER shall have the obligation to take DELIVERY of) all PRODUCT(S) already MANUFACTURED by AMP pursuant to FIRM ORDERS and the remaining MATERIALS maintained by AMP pursuant to SECTION 5 and CUSTOMER shall pay the FEE with respect to the PRODUCT(S) which meet the warranties set forth in this AGREEMENT and AMP’S documented cost of purchase from the suppliers plus [*] margin for such remaining MATERIALS, which cannot be diverted to AMP’s other customers’ orders and are not refundable and (ii) either cancel all remaining FIRM ORDERS or [*]
18.6	No Further Liabilities. Each party understands that the rights of termination hereunder are absolute and

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CONFIDENTIAL TREATMENT REQUESTED
that it has no right to a continued relationship with the other after termination, except as expressly stated herein. Neither party shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this AGREEMENT which complies with the terms of the AGREEMENT whether or not such party is aware of any such damage, loss or expense.
18.7	Effects of Termination. In the event of any expiration or termination of this AGREEMENT (whether by CUSTOMER or AMP), (i) all rights, obligations and licenses of the parties hereunder shall cease, except that (a) all obligations that accrued prior to the effective date of expiration or termination and remedies for breach of this AGREEMENT shall survive any expiration or termination and (b) those obligations specifically set forth in this ARTICLE 18.0 and those Sections specifically set forth in ARTICLE 33.0, including, without limitation, any and all obligations to indemnify the other party in accordance with ARTICLE 16.0 shall survive any expiration or termination of this AGREEMENT, (ii) within [*] days after the date of termination or expiration of this AGREEMENT, AMP will arrange for the return of the API and Inserter System Components to CUSTOMER, and CUSTOMER shall pay all associated reasonable packing and transportation costs, (iii) within [*] days after the date of termination or expiration of this AGREEMENT, AMP will return all Confidential Information (as defined in the CONFIDENTIALITY AGREEMENT) to CUSTOMER or if requested by CUSTOMER, destroy such Confidential Information and provide written certification of such destruction signed by an authorized representative of AMP, except that AMP shall be allowed to keep one (1) copy of the CONFIDENTIAL INFORMATION solely for archival purposes and [*], provided that AMP continues to comply with all of its confidentiality obligations under this AGREEMENT during the period during which such CONFIDENTIAL INFORMATION is retained by AMP, and (iv) upon reasonable request by CUSTOMER, AMP will [*].
19.0 INSURANCE, LIMITATION ON LIABILITY
19.1	Unless otherwise specified in the AGREEMENT, AMP agrees to maintain, during the TERM at its own expense, the following insurance coverage:

Commercial General Liability Insurance	[*] per occurrence
Contractual Liability	[*] per occurrence
Product Liability	[*] per occurrence
Annual Aggregate [*]
19.2	AMP shall deliver to the CUSTOMER, prior to the execution of the AGREEMENT, Certificates of Insurance, as evidence that policies providing such coverage and limits of insurance are in full force and effect and with insurers with an A. M. Best rating of [*] or better. These Certificates shall provide that not less than thirty (30) calendar days advance notice will be given in writing to the CUSTOMER of any cancellation, termination, or material alteration of said insurance policies.

19.3	Unless otherwise specified in the AGREEMENT, CUSTOMER agrees to maintain, during the TERM at its own expense, the following insurance coverage:

Commercial General Liability Insurance	[*] per occurrence
Contractual Liability	[*] per occurrence
Product Liability	[*] per occurrence
Annual Aggregate [*]
19.4	CUSTOMER shall deliver to AMP, prior to the execution of the AGREEMENT, Certificates of Insurance, as evidence that policies providing such coverage and limits of insurance are in full force and effect and with

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
insurers with an A. M. Best rating of [*] or better. These Certificates shall provide that not less than thirty (30) calendar days advance notice will be given in writing to AMP of any cancellation, termination, or material alteration of said insurance policies.
19.5	EXCEPT IN CONNECTION WITH (I) [*], (II) [*], (III) [*], (IV) [*] AND (V) TO THE EXTENT THAT ANY EXCLUSION OR LIMITATION OF LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER OR WITH RESPECT TO THIS AGREEMENT FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR LOST PROFITS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT OR ANY OTHER LEGAL THEORY.

19.6	NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT ANY PRODUCT DOES NOT MEET THE LIMITED WARRANTY THEREFOR, OR AMP HAS OTHERWISE BREACHED THIS AGREEMENT, THEN THE LIABILITY OF AMP HEREUNDER TO CUSTOMER (INCLUDING ANY LIABILITY FOR RECALL COSTS UNDER SECTION 14 OR ANY LIABILITY UNDER THE INDEMNIFICATION PROVISIONS OF SECTION 16) SHALL NOT EXCEED THE SUM OF (A) [*] AND (B) [*]; PROVIDED THAT, THE ABOVE LIMITATION SHALL NOT APPLY TO (I) [*], (II) [*], (III) [*] OR (IV) TO THE EXTENT THAT ANY EXCLUSION OR LIMITATION OF LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY APPLICABLE LAW. EXCEPT TO THE EXTENT THAT ANY EXCLUSION OR LIMITATION OF LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY APPLICABLE LAW, THE LIABILITY OF AMP HEREUNDER TO CUSTOMER TO THE EXTENT SUCH LIABILITY IS ATTRIBUTABLE TO [*] SHALL NOT EXCEED [*] OF THE AMOUNTS PAID OR PAYABLE BY CUSTOMER TO AMP DURING THE [*] MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN THE EVENT THAT CUSTOMER HAS BREACHED THIS AGREEMENT, THEN THE LIABILITY OF CUSTOMER HEREUNDER TO AMP SHALL NOT EXCEED THE AMOUNTS PAID OR PAYABLE BY CUSTOMER TO AMP DURING THE [*] MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE; PROVIDED THAT, THE ABOVE LIMITATION SHALL NOT APPLY TO (I) [*], (II) [*], (III) [*], (IV) [*] OR (VI) TO THE EXTENT THAT ANY EXCLUSION OR LIMITATION OF LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY APPLICABLE LAW. EXCEPT TO THE EXTENT THAT ANY EXCLUSION OR LIMITATION OF LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY APPLICABLE LAW, THE LIABILITY OF CUSTOMER HEREUNDER TO AMP TO THE EXTENT SUCH LIABILITY IS ATTRIBUTABLE TO [*] SHALL NOT EXCEED [*] THE AMOUNTS PAID OR PAYABLE BY CUSTOMER TO AMP DURING THE [*] PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE.

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
20.0 CHOICE OF FORUM
20.1	Subject to the arbitration provisions of Section 21 below, the parties agree that the venue for any action, injunctive application or dispute determinable by a court of law arising out of this AGREEMENT shall be the State of New York without regard to the conflicts of laws provisions thereof.
21.0 ARBITRATION
21.1	The parties recognize that disputes as to certain matters may from time to time arise which relate to either party’s rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth below if and when such a dispute arises between the parties.

21.2	If any dispute arises between the parties relating to the interpretation, breach or performance of this AGREEMENT upon request of either party, the parties agree to hold a meeting, attended by the Chief Executive Officer or President of each party, or their executive level designees, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within twenty (20) days after such written request, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted by either party for mediation and final and binding arbitration under the then current commercial rules and regulations of the Judicial Arbitration and Mediation Services (“JAMS”). The mediation/arbitration proceedings shall be held in New York, NY. Mediation shall be before a single mediator (who shall be a retired judge) selected by mutual agreement of the parties. If not selected within 10 business days of the notice for mediation, JAMS shall provide a list of 3 names and each party may strike one. If not resolved by mediation then the dispute shall be resolved by binding arbitration through JAMS and if the dispute involves a claim for damages in excess of $250,000 such arbitration shall be before 3 arbitrators. Each party shall each select one arbitrator from the list of available retired judges provided by JAMS, and shall mutually agree upon the third arbitrator. If they are unable to agree on the third arbitrator, JAMS will provide a list of three available retired judges, and each party may strike one and the remaining judge will serve as the third arbitrator. Punitive or exemplary damages will not be permitted under any circumstances. Judgment upon the award rendered by the arbitrators will be final and binding on the parties and may be entered in any court having jurisdiction. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorney’s fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. Judgment on the award may be entered in any court having competent jurisdiction thereof and shall be enforceable under the Federal Arbitration Act. Notwithstanding Sections 21.1 and 21.2, neither party shall be prohibited from seeking injunctive or other equitable relief in any court of competent jurisdiction (including, without limitation, in any case where issues involving the protection or unauthorized use or disclosure of a party’s confidential information, trade secrets or intellectual property are involved).
22.0 EXCLUSIVITY
22.1	This AGREEMENT shall be deemed to be an exclusive contract as follows: during the TERM, CUSTOMER, and AFFILIATE of CUSTOMER, or any transferee or successor-in-interest to CUSTOMER’S business that relates to this AGREEMENT or rights in the PRODUCT(s) hereby agrees to order from AMP at least eighty percent (80%) of its total requirement in a CALENDAR YEAR for new units of PRODUCT(s) produced to fulfill CUSTOMER’S total demand for new units of PRODUCT(s) in the United States of America, Canada and Europe (“AMP Requirement”).

22.2	CUSTOMER may order the AMP Requirement, in whole or in part, from a third party supplier (or manufacture the AMP Requirement, in whole or in part, itself) (i) in the event that AMP is unable to fulfill

CONFIDENTIAL TREATMENT REQUESTED
the AMP Requirement, in whole or in part, in accordance with the provisions set forth in this AGREEMENT as a result of a force majeure event, as described in Section 27.1, [*], (ii) in the event that AMP is currently in breach of this AGREEMENT, [*] or (iii) as described in Section 22.3. For the sake of clarity, during those years in which CUSTOMER orders PRODUCTS(S) from a third party supplier in accordance with the terms in this Section 22.2, then in no event shall CUSTOMER be deemed to be in breach of Section 22.1 if it does not purchase at least eighty percent (80%) of its total requirement in a CALENDAR YEAR for new units of PRODUCT(S) in the United States of America, Canada and Europe from AMP. AMP shall not [*].
22.3	Notwithstanding any other provisions of this Agreement to the contrary, if AMP fails to supply to CUSTOMER a quantity of PRODUCT(S) that comply with the applicable manufacturing and quality control requirements of this AGREEMENT and other provisions of this AGREEMENT equal to at least (i) [*] of the quantity of such PRODUCT(S) ordered by CUSTOMER in accordance with SECTION 5 hereof during any consecutive [*] day period of the TERM, or (ii) [*] of the quantity of such PRODUCT(S) ordered by CUSTOMER in accordance with SECTION 5 during any consecutive [*] day period of the TERM, then CUSTOMER shall have the right to manufacture itself, order or purchase from any other manufacturer, distributor or supplier, for sale or resale or distribution by CUSTOMER, a quantity of such PRODUCT(S), and only such quantity, equal to the [*]. For purposes of this SECTION 22.3, AMP shall be deemed to have supplied PRODUCT(S) on the date it is available for SHIPMENT to CUSTOMER if such PRODUCT(S) comply with the applicable manufacturing and quality control requirements of this AGREEMENT and other provisions of this AGREEMENT.
23.0 ETHICS/CONFLICT OF INTEREST
23.1	AMP hereby agrees that in its performance under this AGREEMENT, it shall adhere to business practices that are in accordance with the letter and spirit of applicable laws and ethical principles as follows:

23.2	AMP agrees that all transactions in connection with this AGREEMENT will be accurately reflected in its books and records, and that no funds or other assets shall be paid directly or indirectly to government officials or persons acting on their behalf for the purpose of influencing government decisions or actions with respect to CUSTOMER’s business.

23.3	AMP further agrees to conduct its activities hereunder and its dealings with CUSTOMER, subcontractors, and third parties so as to avoid loss or embarrassment to CUSTOMER due to any real or apparent conflict of interest, and to require that all subcontractors comply with such policy in connection with this AGREEMENT.
24.0 INDEPENDENT CONTRACTOR
24.1	In the performance of AMP’s obligations under this AGREEMENT, AMP shall at all times act as and be deemed an independent contractor. Nothing in this AGREEMENT shall be construed to render AMP or any of its employees, agents, or officers, an employee, joint venture, agent, or partner of CUSTOMER. AMP is not authorized to assume or create any obligations or responsibilities, express or implied, on behalf of or in the name of CUSTOMER. It is understood that the employees, methods, facilities, and AMP EQUIPMENT of AMP shall at all times be under AMP’s exclusive direction and control.

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CONFIDENTIAL TREATMENT REQUESTED
25.0 REPRESENTATIVES OF THE PARTIES
25.1	CUSTOMER’s representative is [*], who may be contacted at TELEPHONE # [*], FAX # [*] and E-MAIL [*], or such other person as notified to AMP in writing from time to time.

25.2	AMP’s representative is [*], who may be contacted at TELEPHONE # [*], FAX # [*] and E-MAIL [*]. AMP’s representative shall be AMP’s authorized representative for all purposes under this AGREEMENT, or such other person as notified to CUSTOMER in writing from time to time.
26.0 NOTICES
26.1	The term “notice” as used throughout this AGREEMENT shall mean written notice, except where specifically provided herein to the contrary. Notice shall be delivered by (i) certified mail, return receipt requested (or the equivalent), postage pre-paid, (ii) hand delivery with receipt acknowledged, (iii) overnight courier service that provides a delivery receipt to the following addresses or to such other address or person as a party may specify by notice given in accordance with this Section, or (iv) facsimile.
If to CUSTOMER:
[*]
[*]
Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
FAX # (678) 990-5743
If to AMP:
[*]
[*]
9342 Jeronimo Rd.
Irvine, CA 92618
FAX # (949) 454-4441
Notice given in accordance with this Section shall be deemed delivered (i) when received, or (ii) upon refusal of receipt.
27.0 FORCE MAJEURE
27.1	No party shall be liable for a failure or delay in performing any of its obligations under this AGREEMENT if, but only to the extent that such failure or delay is due to causes beyond the reasonable control of the affected party, including (i) acts of God; (ii) fire, explosion, or unusually severe weather; (iii) war, invasion, riot or other civil unrest; (iv) governmental laws, orders, restrictions, actions, embargoes or blockages; (v) national or regional emergency; and (vi) injunctions, strikes, or lockouts; provided that the party affected shall promptly notify the other in writing of the force majeure condition and shall exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible. Notwithstanding the foregoing, if either party is prevented or delayed in performing its obligations under this AGREEMENT on more than (i) [*] consecutive days or (ii) [*] days in the aggregate during any [*] month period, then the party not so affected may terminate this AGREEMENT upon written notice to the affected party.

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
28.0 GOVERNING LAW
28.1	This AGREEMENT shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of laws.
29.0 PUBLICITY
29.1	AMP agrees not to advertise or otherwise make known to others any information regarding this AGREEMENT. AMP further agrees not to use or reference in any advertising, sales promotion, press release or other communication, any CUSTOMER company or representative name, endorsement, direct or indirect quote, code, drawing, logo, trademark, specification, or picture without the prior written consent of CUSTOMER.

29.2	This AGREEMENT and the transactions contemplated hereby shall be considered the confidential information of the parties. Neither party shall make, nor permit their AFFILIATES, employees or agents to make, any public statements, including, without limitation, any press releases, with respect to this AGREEMENT and the transactions contemplated hereby without the prior written consent of the other party, except as otherwise permitted in this SECTION 29.2. To the extent that either party reasonably determines that it is required to make a filing or any other public disclosure with respect to this AGREEMENT or the transactions contemplated hereby to comply with the requirements, rules, laws or regulations of any applicable stock exchange, Nasdaq or any governmental or regulatory authority or body, including, without limitation, the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “Disclosure Obligations”), or if either party reasonably determines that it is required to file a copy of this AGREEMENT to comply with the Disclosure Obligations, such party shall promptly inform the other party thereof, and prior to making any such disclosure or filing of a copy of this AGREEMENT, the parties shall [*]. The parties shall cooperate, each at its own expense, in such filing, including, without limitation, such confidential treatment request, and shall execute all documents reasonably required in connection therewith. The parties will [*]. Notwithstanding anything to the contrary in this SECTION 29.2, either party may make a filing or any other public disclosure with respect to this AGREEMENT or the transactions contemplated hereby to timely comply with its Disclosure Obligations, without the prior written consent or agreement of the other party, in the event that [*]. This paragraph shall apply with respect to the filing of a copy of this AGREEMENT or any public disclosure relating to this AGREEMENT to comply with the Disclosure Obligations, notwithstanding the provisions of the CONFIDENTIALITY AGREEMENT or SECTION 31.2. For the avoidance of doubt, either party may, without the prior written consent of the other party, disclose the existence and/or terms of this AGREEMENT in connection with any financing transaction or due diligence inquiry, provided that such information may only be disclosed to those who have obligations of confidentiality substantially similar to those provided herein with respect to such information.
30.0 ASSIGNMENT

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CONFIDENTIAL TREATMENT REQUESTED
30.1	This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights, liabilities or obligations hereunder without the prior written consent of the other party and any assignment without such consent shall be void. Notwithstanding anything to the contrary in this Section 30.1, either party may assign its rights, liabilities and obligations hereunder without the consent of the other party, but with written notice to the other party in connection with a sale or transfer of all or substantially all of its business to which this Agreement relates (whether by sale of stock or assets, merger, consolidation or otherwise) or to its AFFILIATES.
31.0 ENTIRE AGREEMENT/AMENDMENTS
31.1	This AGREEMENT and the QUALITY AGREEMENT constitute the entire agreement between the parties hereto and shall supersede and take the place of any and all agreements, documents, minutes of meetings or letters concerning the subject matter hereof that may, prior to the EFFECTIVE DATE, be in existence. Furthermore, this AGREEMENT shall supersede any and all pre-printed terms on any purchase orders, confirmations, invoices, and other related documents. This AGREEMENT may only be amended, or a provision thereof waived, by a statement in writing to that effect signed by duly authorized representatives of CUSTOMER and AMP.

31.2	Notwithstanding anything to the contrary in Section 31, the CONFIDENTIALITY AGREEMENT, as defined in Section 1.9, shall remain in full force and effect as a separate agreement and shall govern any and all disclosures of Confidential Information (as defined under the CONFIDENTIALITY AGREEMENT) under this AGREEMENT, including, without limitation, disclosures of Confidential Information in connection with any and all startup activities (as described in more detail in ATTACHMENT 1.27) that were performed prior to the EFFECTIVE DATE of this AGREEMENT. Notwithstanding anything to the contrary in the CONFIDENTIALITY AGREEMENT, the parties hereby agree that (i) the obligations under the CONFIDENTIALITY AGREEMENT and in this SECTION 31.2 shall survive for a period of [*] years from the date of termination or expiration of this AGREEMENT, provided that such obligations shall survive and continue in effect thereafter with respect to any Confidential Information that is a trade secret under applicable law, (ii) each party shall be responsible and liable for any breaches of confidentiality by its AFFILIATES and by its and its AFFILIATES’ employees and consultants in connection with the CONFIDENTIALITY AGREEMENT or this AGREEMENT, (iii) KNOW-HOW, CUSTOMER IP and AMP WORK FOR HIRE are the Confidential Information of CUSTOMER, (iv) CUSTOMER may provide a copy of this AGREEMENT or otherwise disclose its terms in connection with any financing transaction or due diligence inquiry, (v) Section 5 of the CONFIDENTIALITY AGREEMENT is hereby deleted in its entirety and replaced with the following: “Each party represents that it is under no obligation to any third party that would interfere with its disclosing the above-described Confidential Information to the other party”, and (vi) Section 3 of the CONFIDENTIALITY AGREEMENT is hereby deleted in its entirety and replaced with the following: “Confidential Information shall not include any information that (a) was rightfully known to the receiving party without restriction before receipt from or on behalf of the disclosing party (provided that this exclusion does not apply to AMP WORK FOR HIRE), (b) is rightfully disclosed to the receiving party without restriction by a third party (provided that such third party is not disclosing such information to the receiving party on behalf of the disclosing party), (c) is or becomes generally known to the public without violation of this AGREEMENT by the receiving party or (d) is independently developed by the receiving party or its employees without reliance on the disclosing party’s Confidential Information (provided that this exclusion does not apply to AMP WORK FOR HIRE).”
32.0 SUCCESSORS AND ASSIGNS
32.1	The terms and conditions of this AGREEMENT shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
33.0 SURVIVAL OF CERTAIN PROVISIONS
33.1	The terms, provisions, representations, warranties and covenants contained in this AGREEMENT that by their sense and context are intended to survive the performance thereof by either party or both parties hereunder shall so survive the completion of performance, expiration or termination of this AGREEMENT. The insurance obligations of Section 19 shall survive for [*] years with respect to PRODUCTS MANUFACTURED prior to termination or expiration. Any termination or expiration of this AGREEMENT shall not prejudice any other remedies that the parties may have under this AGREEMENT. For greater certainty, termination or expiration of this AGREEMENT for any reason shall not affect the rights, obligations and responsibilities of the parties pursuant to SECTIONS 1, 2.4, 2.5, 2.6, 3.5, 6.1 (only in connection with PRODUCTS MANUFACTURED in accordance with this AGREEMENT (i) prior to termination or expiration of this AGREEMENT or (ii) as provided in SECTION 18), 6.6 (only in connection with the current Validation Year or prior Validation Years for which payment is due), 8.2, 11.2, 11.3, 11.5, 11.6, 13.0, 14.0, 16.0, 18.3, 18.5, 18.6, 18.7, 19.5, 19.6, 20.0, 21.0, 25.0, 26.0, 28.0, 31.0, 33.0, 34.0, 35.0, 36.0, 37.0, 38.0, 39.0, 40.0 and 41.0, all of which survive any termination or expiration.
34.0 SEVERABILITY
34.1	If any provision of this AGREEMENT is found to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of this AGREEMENT shall continue in full force and effect, and the chief executive officers of each party shall negotiate in good faith and diligently a valid, legal, and enforceable substitute provision that reflects the intent of such invalid, illegal or unenforceable provision and implements the purpose of such provision. If the parties are unable to agree upon a substitute provision within [*] days after the applicable provision was found to be invalid, illegal or unenforceable by a court of competent jurisdiction following good faith and diligent efforts, then either party may terminate this AGREEMENT upon written notice to the other party if, and only if, the invalidated provision materially and adversely affects the substantive rights of the parties hereto. [*].
35.0 HEADINGS; ATTACHMENTS AND EXHIBITS
35.1	The headings assigned to the articles and sections of this AGREEMENT are for convenience only and shall not limit the scope and applicability of the articles and sections. Each and every ATTACHMENT and EXHIBIT attached hereto is hereby incorporated herein and made a part hereof.
36.0 NON-WAIVER
36.1	Either party’s failure to enforce any of the terms or conditions herein or to exercise any right or privilege, or either party’s waiver of any breach under this AGREEMENT, shall not be construed to be a waiver of any other terms, conditions, or privileges, whether of a similar or different type.
37.0 FURTHER ASSURANCES
37.1	Each party agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to effect the purpose of this AGREEMENT and to carry out its provisions.
38.0 COUNTERPARTS

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
38.1	This AGREEMENT may be executed in two (2) or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same instrument.
39.0 CUMULATIVE REMEDIES
39.1	No remedy referred to in this AGREEMENT is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this AGREEMENT or otherwise available under law or at equity.
40.0 ENGLISH LANGUAGE
40.1	This AGREEMENT, all FIRM ORDERS hereunder, any ATTACHMENTS and EXHIBITS attached hereto, and all reports, documents and notices required hereunder, referred to herein or requested by CUSTOMER in connection herewith shall be written in the English language. Except as otherwise required by applicable law, the binding version of all of the foregoing shall be the English version.
41.0 REVIEW BY LEGAL COUNSEL
41.1	Each of the parties agrees that it has read and had the opportunity to review this AGREEMENT with its legal counsel. Accordingly, the rule of construction that any ambiguity contained in this AGREEMENT shall be construed against the drafting party shall not apply.

CONFIDENTIAL TREATMENT REQUESTED
IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives as of the EFFECTIVE DATE.

CUSTOMER		Alliance Medical Products, Inc.

By:	/s/ C. Daniel Myers	By:	/s/ Juan C. Valdes

Name:	C. Daniel Myers	Name:	Juan C. Valdes
Title:	President and Chief Executive Officer	Title:	President & CEO

CONFIDENTIAL TREATMENT REQUESTED
ATTACHMENT 1.10 – CUSTOMER EQUIPMENT
CUSTOMER EQUIPMENT

AMP Engineering Number	Equipment Description	Manufacturer	Serial Number
002211-000	[*]	[*]	[*]
002212-000	[*]	[*]	[*]
002213-000	[*]	[*]	[*]
002214-000	[*]	[*]	[*]
002215-000	[*]	[*]	[*]
No #	[*]	[*]	[*]
002216-000	[*]	[*]	[*]
002216-001	[*]	[*]	[*]
002216-002	[*]	[*]	[*]
002216-003	[*]	[*]	[*]
002216-004	[*]	[*]	[*]
002216-005	[*]	[*]	[*]
002216-006	[*]	[*]	[*]
	[*]	[*]
002217-000	[*]	[*]	[*]
002218-000	[*]	[*]	[*]
002219-000	[*]	[*]	[*]
002220-000	[*]	[*]	[*]
002221-000	[*]	[*]	[*]
002221-001	[*]	[*]
002222-000	[*]	[*]	[*]
002223-000	[*]	[*]
002224-000	[*]	[*]	[*]
002224-001	[*]	[*]	[*]
002227-000	[*]	[*]	[*]
002229-000	[*]	[*]	[*]
002269-000	[*]	[*]	[*]
002270-000	[*]	[*]
No #	[*]	[*]	[*]

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CONFIDENTIAL TREATMENT REQUESTED

AMP Engineering Number	Equipment Description	Manufacturer	Serial Number
002318-000	[*]	[*]	[*]
002331-000	[*]	[*]	[*]
N/A	[*]	[*]	[*]
[*]
[*]
[*]

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CONFIDENTIAL TREATMENT REQUESTED
ATTACHMENT 1.21 — PRODUCT(S)

CUSTOMER code	Description	Lead-time
ASI-001B	Iluvien Insert, Low Dose	[*] days

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CONFIDENTIAL TREATMENT REQUESTED
ATTACHMENT 1.27 – STARTUP ACTIVITIES
The services provided by AMP to develop and validate the MANUFACTURING process includes the following:
[*]

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CONFIDENTIAL TREATMENT REQUESTED
ATTACHMENT 4.1 — MATERIALS
MATERIALS to be supplied by CUSTOMER

CUSTOMER		Manufacturer /	Approximate
Item Code	Description	Supplier	Lead Time
077-001428	API	Farmabios /	[*] weeks
Byron Chemicals

077-001483	Needle Hub Assembly	Avail Medical	[*] weeks
Products, Inc.

077-001482	Hand Piece	Avail Medical	[*] weeks
Products, Inc.

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CONFIDENTIAL TREATMENT REQUESTED
ATTACHMENT 6.1
MANUFACTURING FEE
Batch Size: [*] units, Batch Price: [*]
Batch Size: [*] units, Batch Price: [*]
ANNUAL CHARGES - [*]
Gamma Quarterly Dose Audit
Annual Calibration for Scopes

*	CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.